Exhibit 10.66

Agreement Regarding PayPay Step

PayPay Corporation (“PP”) and PayPay Card Corporation (“PPCD”) have agreed as follows regarding PayPay Step (defined in Article 1, Item 3) that is to be implemented jointly by PP and PPCD, and therefore enter into this agreement (this “Agreement”).

Pursuant to the execution of this Agreement, the “Royalty Program Agreement (PayPay Step),” dated October 31, 2022, and the “Royalty Program Agreement (PayPay Step) No. 1 Memorandum,” dated January 31, 2023 executed between PP and PPCD will lose effect as of May 31, 2023.

Article 1 Definitions

The definitions of terms stipulated in this Agreement are as follows:

(1)

“PayPay Service” means the settlement service provided by PP that allows charges for products, etc. to be settled by a PayPay User (defined in Item 5) using barcodes or other codes stipulated in the PayPay Merchant Terms prescribed by PP (the “PP Merchant Terms”).

(2)

“PayPay Points” means electromagnetic records that can be used to pay the price for products, etc. in the PayPay Service, and the details thereof are set out in the “PayPay Balance Terms of Use” established by PP.

(3)	“PayPay Step” means a benefit program that awards PayPay Points to PayPay Users and PayPay Card users to whom the PayPay Step Terms apply based on usage of the services provided by PP and PPCD.

(4)	“PayPay Balance” means the PayPay Balance stipulated in the PP Balance Merchant Terms.

(5)	“PayPay User” means a person who uses the PayPay Service pursuant to the PayPay Service Terms of Use provided by PP.

(6)	“PayPay App” means the application program for PayPay Users provided by PP.

(7)

“Merchant” means a person who has applied to PP for the execution of an agreement based on the PP Merchant Terms and that has been approved by PP (a “PP Merchant”) or a store at which a PayPay Card can be used (a “PPCD Available Store”).

(8)

“Atobarai” is a service provided by PPCD as part of the PayPay Service by which PPCD advances payment to a PP Merchant on behalf of a PayPay User for payment of charges for products, etc. when that PayPay User has used a credit token (meaning a symbol that is unique to a PayPay User who has applied for the Atobarai service and that PPCD grants to that PayPay User based on the terms provided by PPCD) to transact with that PP Merchant.

(9)	“Eligible Person” means a person who can receive PayPay Step benefits based on the details set forth in Article 3.

(10)	“Unauthorized User” means a person whom PP and PPCD determine is an unauthorized user of the PayPay Service.

(11)	“PayPay Card” means the PayPay Card, PayPay Card (Former Yahoo! Japan Card), or PayPay Card Gold issued by PPCD for which Atobarai has been registered under this Agreement.

Article 2 Purpose

The purpose of this Agreement is to stipulate the necessary matters for both parties to jointly implement PayPay Step, for the purpose of PP expanding customers of the PayPay Service and improving its convenience, and for the purpose of PPCD increasing billings for PayPay Card and Atobarai and improving the acquisition of new customers and convenience for existing customers.

Article 3 Contents of PayPay Step

1.

PP and PPCD agree to stipulate an overview of benefits for PayPay Step as set forth below and to jointly provide those benefits. The details of the benefits shall be determined by agreement pursuant to the PayPay Step Terms and in writing (including by e-mail) upon separate consultation between the parties.

Name of benefit	Overview of benefits
(i) Basic Award (including Gold Card Benefit Award)

Users of PayPay Balance payment, PayPay Atobarai, or a PayPay Card who carried out settlement at a Merchant will be awarded PayPay Points equivalent to the monetary amount found by multiplying the settlement amount by the following award rate in accordance with the payment method (*1). However, if the Eligible Person is a PayPay Card Gold user for which Atobarai was registered, as an added Gold Card benefit, the award rate in parenthesis will apply according to the payment method.

•

Payment by PayPay Balance: 0.5% (0.5%)

•

Payment by Atobarai: 1.0% (1.5%)

•

Payment by PayPay Card (*2): 1.0% (1.5%)

(ii) Conditions Achievement Award	If the separately prescribed number of settlements and settlement amounts for the PayPay Service and PayPay Card are achieved, users of PayPay Balance payment, Atobarai, or a PayPay Card who carried out settlement at a Merchant will be awarded PayPay Points equivalent to the monetary amount found by multiplying the settlement amount by the award rate found by adding 0.5% to the award rate set forth in (i) (*1).
*1	Matters such as the specific calculation method, award conditions, and handling of fractions will be stipulated in the PayPay Step Terms.

*2	This refers to the case in which settlement is carried out at a PPCD Available Store without going through the PayPay Service.
2.	If the parties amend the details set forth in the preceding paragraph, the parties shall agree in writing upon separate consultation.

Article 4 Matters to Be Implemented

1.	When implementing PayPay Step, PP and PPCD shall perform the following roles:

(1)	Role of PP

(i)	Awarding of PayPay Step benefits set forth in Article 3, Paragraph 1 to Eligible Persons;

(ii)	Production and operation of the landing page relating to PayPay Step;

(iii)	Indication of PayPay Step achievement status on the PP website and in the PayPay App;

(iv)

Promotion of PayPay Step within and outside of the PP website (including linking to the PayPay Step and Gold Card Benefit landing page from spaces in offer banners and timeline banners and ad spaces on settlement completion screens within the PP site and PayPay App); and

(v)	Responding to inquiries related to (i) (for inquiries related to PPCD services, customers will be directed to contact PPCD).

(2)	Role of PPCD

(i)

Promotion of PayPay Step within services related to the PayPay Card(including linking to the landing page related to PayPay Step from the PPCD website, ad space in the Mini App, and e-mails to customers); and

(ii)	Responding to inquiries related to (i) (for inquires related to PayPay Service, PayPay Points, and other PP services, customers will be directed to contact PP).

2.

PP and PPCD shall separately consult and agree on targets for PayPay Step, including the following items, and to a reasonable extent shall make maximum efforts to achieve those targets. The content and numerical values of those targets shall be reviewed quarterly and each time the content of PayPay Step is changed, and the targets following that review shall be determined through separate consultation and agreement between the parties.

•	Number of Atobarai registrations

•	Number of PayPay Card customers

3.

Both parties shall each make efforts to a reasonable extent with respect to the content and frequency of the promotions implemented pursuant to Paragraph 1, Item 1(iv) and Item 2(i) of this Article in order to achieve the targets set forth in the preceding paragraph.

4.

In addition to the provisions of Paragraph 1, if new development becomes necessary, the party who will implement the development will be decided through consultation and agreement between the parties. In such case, the necessary costs shall be borne by the party implementing the development.

5.

If the content of PayPay Step is changed, PP and PPCD shall give necessary advance notice to their respective customers in accordance with the content separately agreed upon through consultation between the parties pursuant to the preceding Article.

6.	Both parties shall endeavor to maintain a high level of quality in PayPay Step, and shall develop a system that allows prompt detection and a response aimed at restoration after any failures occur.

7.	Both parties shall obtain the prior consent of the other party (including by e-mail) if they will make announcements or disclosures to a third party with respect to PayPay Step.

Article 5 Good Faith Obligation

Both parties bear an obligation to the other party to implement in good faith the respective matters to be implemented that are stipulated in the preceding Article.

Article 6 Burden of Costs

1.

PPCD shall pay to PP the following amounts (the “PPCD Burden”) in accordance with the following method. However, PP and PPCD may change the PPCD Burden by written agreement through consultation depending on the actual results of the PPCD Burden.

(1)	Amounts

Of the PayPay Points awarded by PP to Eligible Persons under Article 3, Paragraph 1, the actual award amounts obtained by multiplying the award amounts pertaining to “payment by PayPay Card” by one yen (the “Estimated Amounts”) and excluding the amounts awarded to Unauthorized Users (including tax and rounded down to the nearest whole number).

Furthermore, PP and PPCD mutually confirm that charges to PayPay Balance using PayPay Card and settlements made using the PayPay App are not included in the coverage of PayPay Step stipulated in this Agreement.

(2)	Payment Method:

(i)

PP shall total the Estimated Amounts starting from 12:00 a.m. on the first day of each month with 11:59 p.m. on the last day of that month as the cut-off time and date (the “Cut-off Time and Date”), and shall report those Estimated Amounts to PPCD no later than the second business day of the month following the month in which the Cut-off Time and Date falls.

(ii)	PP shall calculate the PPCD Burden by the 20th day of the month that is two months after the month in which the Cut-off Time and Date falls, and issue an invoice for that PPCD Burden to PPCD.

(iii)

By the last day (if that day is a bank holiday, then the preceding business day) of the month in which falls the day that the invoice set forth in (ii) arrived, PPCD shall pay to PP the amount stated in the invoice by making a lump-sum transfer in cash to the bank account designated by PP. PPCD shall bear the transfer fees.

2.

PP and PPCD agree that except for the PPCD Burden, each party shall itself bear costs pertaining to its own role in PayPay Step (including costs related to system improvements and landing page improvements and costs for responding to inquiries).

Article 7 Responding to Inquiries

1.

PP shall handle inquiries, complaints, and dispositions regarding PayPay Step from Eligible Persons, customers, public authorities, or other third parties that concern the PayPay Service or the role of PP set forth in Article 4, Paragraph 1, Item 1 (including those received by PPCD, but excluding those arising due to events attributable to PPCD) at its own responsibility and expense during the term of this Agreement and after this Agreement ends.

2.

PPCD shall handle inquiries, complaints, and dispositions regarding PayPay Step from Eligible Persons, customers, public authorities, or other third parties that concern services related to the PayPay Card or the role of PPCD set forth in Article 4, Paragraph 1, Item 2 (including those received by PP, but excluding those arising due to events attributable to PP) at its own responsibility and expense during the term of this Agreement and after this Agreement ends.

3.

Both parties shall report to the other party the results of handling pursuant to the provisions of the two preceding paragraphs (not including personal information (defined in Article 11)). The details shall be determined through separate consultation and agreement between the parties.

Article 8 Intellectual Property Rights

1.

During the term of this Agreement, to the extent necessary to implement PayPay Step, both parties shall permit the other party to use their trade name, trademarks, names of products and services, and logos free of charge on printed materials such as pamphlets and flyers and on websites or the PayPay App and other advertising media. However, in such case, either party shall notify the other party in advance, and if the other party so requests, shall include copyright notices or other indications as necessary.

2.

With the exception of copyrights to materials provided by the other party, the intellectual property rights (meaning patent rights, utility model rights, design rights, copyrights, and other intellectual property rights as provided in Article 2, Paragraph 2 of the Basic Act on Intellectual Property Basic Act, and including, with respect to copyrights, the rights set forth in Articles 27 and 28 of the Copyright Act) for works related to PayPay Step shall belong to the party that produced the works. However, if prior written consent from the copyright holder is obtained, the relevant works may be used only within the scope of that consent.

Article 9 Exemptions

If any of the following applies, PP or PPCD shall be exempted from its obligations under this Agreement to the extent that those obligations could not be performed and shall bear no liability whatsoever for that default. However, if Item 1 applies, both parties shall make a determination on discontinuing PayPay Step through consultation and agreement between the parties.

(1)

If all or part of this Agreement cannot be performed due to a natural disaster, epidemic (including but not limited to infectious diseases such as COVID-19), war, insurrection, riot, power failure, telecommunication equipment accident, suspension of the provision of services by a telecommunications carrier, implementation of emergency maintenance (other than emergency maintenance arising from the performance of this Agreement), or other grounds not attributable to either party; or

(2)

If both parties determine that it is reasonable to discontinue PayPay Step due to the establishment, revision, or abolition of domestic and international laws and regulations or orders, dispositions, or guidance by public authorities.

Article 10 Subcontracting to Third Parties

1.

Both parties may subcontract all or part of their own matters to be implemented that are set out in Article 4, Paragraph 1 to third parties at their own responsibility and expense with the prior written consent of the other party.

2.

If subcontracting their own matters to be implemented with the consent set forth in the preceding paragraph, both parties shall impose on the subcontractor obligations equivalent to those imposed on them under this Agreement, and shall warrant to the other party that the subcontractor will perform those obligations.

Article 11 Handling of Personal Information

If handling of personal information (meaning personal information as defined Act on the Protection of Personal Information as well as telephone numbers, e-mail addresses, communication logs, and cookie information; the same hereinafter) arises upon performing this Agreement or in relation to this Agreement, both parties shall appropriately carry out handling with the due care of a prudent manager in accordance with said Act, the guidelines of competent authorities, and the Basic Agreement on Data Sharing, the Individual Agreement on Third Party Provision of Data Provided by PayPay, and the Individual Agreement on Third Party Provision of Data Provided by Partners dated September 16, 2020 that were executed by the parties, as well as any memorandums incidental to those agreements, and endeavor to prevent unauthorized access and unauthorized use.

Article 12 Confidentiality

1.

Both parties shall keep the content and existence of this Agreement, as well as any materials, data, or other information disclosed or provided by the other party in relation to this Agreement, whether in writing, orally, by electromagnetic record and regardless of the media, that is information which the other party expressly indicates as confidential upon disclosure (including, but not limited to, that which is specified in Article 2, Paragraph 6 of the Unfair Competition Prevention Act; “Confidential Information”) strictly confidential during the term of this Agreement and for two years after its termination, and shall not disclose, provide, or divulge the Confidential Information to any third party nor use the Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, if a disclosure request involving mandatory disclosure under laws and regulations is made by a public agency, disclosure may be made to the extent of responding to that request, provided that prompt notice is given to the party who disclosed the Confidential Information.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include information that falls under any of the following:

(1)	information that the receiving party already possessed at the time of disclosure;

(2)	information independently generated by the receiving party without relying on Confidential Information;
(3)	information that was already publicly known at the time of disclosure;

(4)	information that became publicly known after disclosure due to grounds not attributable to the receiving party; and

(5)	information legally disclosed by a duly authorized third party without the imposition of an obligation of confidentiality.

3.

Both parties may, to the extent necessary for the performance of this Agreement, disclose Confidential Information received from the other party to officers and employees as well as to professionals such as attorneys and tax accountants who are bound by legal confidentiality obligations and to parent companies.

4.

A party disclosing information to a third party with the prior written consent of the other party pursuant to Paragraph 1 or pursuant to the preceding paragraph shall impose on that third party an obligation of confidentiality equivalent to this Agreement and cause that third party to comply therewith, and shall bear full responsibility to the party who disclosed the Confidential Information for the handling of the Confidential Information by that third party.

Article 13 Elimination of Antisocial Forces

1.

Each party represents to the other party that neither it nor any of its representatives, officers, managers, employees, or persons substantially involved in management falls under any of the following as of this Agreement’s execution date and during the past five years from this Agreement’s execution date, and covenants to the other party that they will not do so in the future; persons falling under any of the following items are collectively referred to as “Antisocial Forces”:

(1)	an organized crime group;

(2)	a member of an organized crime group;

(3)	a person who ceased being a member of an organized crime group less than five years ago;

(4)	an associate member of an organized crime group;

(5)	a company affiliated with an organized crime group;

(6)	a shareholder meeting extortionist, corporate extortionist acting under the guise of a social movement or political activity, or organized crime group with special expertise; or

(7)	any other party equivalent to those in the preceding items.

2.	Each party covenants to the other party that they do not, either by themselves or through a third party, carry out any of the following acts:

(1)	making a violent demand;

(2)	making an unjust demand that exceeds the legal liability of that demand’s recipient;

(3)	using threatening behavior or language, or using violence;

(4)	damaging the credibility of the other party by spreading rumors or using fraudulent means or force, or obstructing the business of the other party; or

(5)	other acts equivalent to the preceding items.

3.

Each party represents to the other party that they have not carried out any of the following acts as of this Agreement’s execution date and during the past five years from this Agreement’s execution date, and covenants to the other party that they will not do so in the future:

(1)	using an Antisocial Force;

(2)	having involvement with an Antisocial Force, such as by providing funds or conveniences; or

(3)	having a relationship with an Antisocial Force that should be socially censured.

4.

If either party has reasonably determined that the other party has breached any of the preceding paragraphs, it may immediately demand suspension of the performance of this Agreement and demand the return or destruction of Confidential Information to the other party.

5.	If PP and PPCD execute a “Memorandum on Antisocial Forces Elimination Clause” separately to this Agreement, that memorandum shall take precedence over this Article.

6.

If the other party breaches Paragraphs 1 through 3, PP and PPCD may, without any prior notice or demand for cure, immediately suspend performance of its obligations under or terminate all or part of all agreements with the other party, including this Agreement, without bearing any liability whatsoever. Termination of this Agreement in accordance with this paragraph does not preclude a claim for damages against the other party.

7.	Both parties confirm that even if they incur damage due to the other party’s termination of agreement pursuant to this Article, they may not make a claim for damages against the other party.

Article 14 Effective Term Duration

1.

The effective term duration of this Agreement shall be from June 1, 2023 through April 30, 2024. However, if neither party otherwise makes a written manifestation of intention to the other party no later than three months before the expiration date of the agreement term, this Agreement shall be automatically extended for a period of six months, and the same shall apply thereafter.

2.

If any outstanding claims or obligations exist at the time that this Agreement terminates, this Agreement will continue to apply with respect to those claims or obligations until performance thereof is completed.

Article 15 Termination for Cause; Acceleration

1.

If the other party breaches all or part of the obligations set forth in this Agreement, and despite having made a demand for cure establishing a reasonable period of time, the other party has failed to rectify or perform within that period, either party may suspend performance of its obligations under or terminate all or part of this Agreement, without bearing any liability whatsoever.

2.

If the other party falls under any of the following, either party may, without any notice or demand for cure, immediately suspend performance of its obligations under or terminate all or part of this Agreement, without bearing any liability whatsoever:

(1)

a petition is made for attachment, provisional attachment, provisional disposition, compulsory execution or auction due to a decline in its financial or credit status, or it is the subject of a demand for payment of delinquent taxes and public dues;

(2)	is the subject of a disposition by a supervisory authority suspending its business or revoking its business license or business registration;

(3)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under laws and ordinances), liquidation, or an out-of-court workout;

(4)	resolves in favor of capital reduction, abolishment or suspension of business, or transfer of all or a material part of its business;

(5)	dishonors a negotiable instrument or check, or otherwise becomes unable to pay debts or suspends payments;

(6)	undergoes a change in major shareholders, management, or executive organs, and the other party has determined that it is inappropriate to continue this Agreement; or

(7)	breaches a law or ordinance.

3.

If the other party suspends performance of its obligations or terminates this Agreement pursuant to Paragraph 1, or if either party falls under any of Items 1, 3, or 5 of the preceding paragraph, all obligations owed to the other party (not limited to obligations under this Agreement) will automatically be accelerated and shall immediately be paid in full to the other party in cash.

4.

In the event that this Agreement may be terminated pursuant to Paragraph 1 or in the event that either party falls under any of the items in Paragraph 2 (excluding Items 1, 3, and 5), if the party in default receives a demand from the other party, all obligations owed to the other party (not limited to obligations under this Agreement) will automatically be accelerated and shall immediately be paid in full to the other party in cash.

5.	An agreement termination pursuant to this Article does not preclude a claim for damages against the other party.

Article 16 Survival

Article 5 (Good Faith Obligation), Article 7 (Responding to Inquiries), Article 11 (Handling of Personal Information), Article 13 (Elimination of Antisocial Forces), Paragraphs 6 and 7, Article 14 (Term), Paragraph 2, Article 15 (Termination for Cause; Acceleration), Paragraph 5, this Article (Survival), Article 17 (Consultation), Article 18 (Jurisdiction), and Article 19 (Governing Law) will remain in effect after the termination of this Agreement. Article 12 (Confidentiality) will remain in effect in accordance with the provisions of that Article.

Article 17 Consultation

Both parties shall consult in good faith to resolve any matters not provided for in this Agreement and any doubts that arise in this Agreement.

Article 18 Jurisdiction

The Tokyo District Court has exclusive jurisdiction in the first instance with respect to disputes concerning this Agreement.

Article 19 Governing Law

The formation, effect, performance, and interpretation of this Agreement are governed by the laws of Japan.

Article 20 Non-Contractual Matters to be Confirmed

PP and PPCD confirm that the points award measures implemented regularly to PayPay Users and PayPay Card users using the services provided by both parties are as set forth in the Exhibit, including PayPay Step set forth in this Agreement.

In witness whereof, an electromagnetic record of this Agreement is prepared, and each party shall affix its electronic signature and retain a record or a copy thereof. Or if executed in writing, in witness whereof, this Agreement is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original hereof.

April 29, 2023

PP	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Corporation
Ichiro Nakayama, Representative Director

PPCD	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Card Corporation
Mitsuhiro Wada, Representative Director

(Exhibit)

Content of benefits				Benefit breakdown	Benefit	Party bearing the cost of benefits award
Benefits for use of Card (Shopping)	Benefits for PayPay Card customers	Simple Atobarai registered customers	Customers who have been issued a card	PayPay Step Basic Award	1.0 points	PPCD
				PayPay Step Conditions Achievement Award	0.5 points	PPCD
		Simple Atobarai non-registered customers	Customers who have been issued a card	Credit Points	1.0 points	PPCD
	Benefits for PayPay Card Gold customers	Simple Atobarai registered customers	Customers who have been issued a card	PayPay Step Gold Card Benefit	0.5 points	PPCD
				PayPay Step Basic Award	1.0 points	PPCD
				PayPay Step Conditions Achievement Award	0.5 points	PPCD
		Simple Atobarai non-registered customers	Customers who have been issued a card	Credit Points	1.0 points	PPCD
				Gold Card Benefit	0.5 points	PPCD
	Benefits for PayPay Atobarai customers	—	Customers who have been issued a PayPay Card	PayPay Step Basic Award	1.0 points	PPCD
				PayPay Step Conditions Achievement Award	0.5 points	PPCD
		—	Customers who have not been issued a PayPay Card	PayPay Step Basic Award	1.0 points	PPCD
				PayPay Step Conditions Achievement Award	0.5 points	PPCD
		—	Customers who have been issued a PayPay Card Gold	PayPay Step Gold Card Benefit	0.5 points	PPCD
				PayPay Step Basic Award	1.0 points	PPCD
				PayPay Step Conditions Achievement Award	0.5 points	PPCD

Benefits for use of Atobarai (Shopping)	Benefits for PayPay Card customers	Simple Atobarai registered customers	Customers who have been issued a card	PayPay Step Basic Award	1.0 points	PP
				PayPay Step Conditions Achievement Award	0.5 points	PP
	Benefits for PayPay Card Gold customers	Simple Atobarai registered customers	Customers who have been issued a card	PayPay Step Gold Card Benefit	0.5 points	PP
				PayPay Step Basic Award	1.0 points	PP
				PayPay Step Conditions Achievement Award	0.5 points	PP
	Benefits for PayPay Atobarai customers	—	Customers who have been issued a PayPay Card	PayPay Step Basic Award	1.0 points	PP
				PayPay Step Conditions Achievement Award	0.5 points	PP
		—	Customers who have not been issued a PayPay Card	PayPay Step Basic Award	1.0 points	PP
				PayPay Step Conditions Achievement Award	0.5 points	PP
		—	Customers who have been issued a PayPay Card Gold	PayPay Step Gold Card Benefit	0.5 points	PP
				PayPay Step Basic Award	1.0 points	PP
				PayPay Steps Conditions Achievement	0.5 points	PP